TERM LOAN AGREEMENT

         THIS AGREEMENT is made and entered into this 15th day of September, 1997 by and among IMETRIX Limited, a corporation organized under the laws of The State of Israel ("Borrower"), Geometric Imaging, Inc., a Minnesota corporation organized to become the parent corporation of Borrower ("Parent") and XOX Corporation, a Delaware corporation (hereinafter "Lender").

                                    ARTICLE I
                                      LOAN

         1.1 Term Loan. Subject to the terms and conditions contained in this Agreement, Lender hereby agrees to loan to Borrower the aggregate sum of $200,000 (the "Loan Amount"), of which amount $126,000 has been funded in contemplation of the execution and delivery of this Agreement (the "First Advance"). The remaining $74,000 of the Loan Amount (the "New Advances") shall be funded in installments according to the schedule provided in Schedule 1.1 to this Agreement. Each of the New Advances will be funded within five business days following the satisfaction by Borrower (itself or in collaboration with Lender and its affiliates) of the milestone requirement for that New Advance as described in Schedule 1.1 and delivery to Lender of evidence of the satisfaction of the milestone requirement. The parties intend that this five business day period will provide Lender with the time and opportunity to verify satisfaction of the milestone to Lender's reasonable satisfaction and to fund the New Advance. The First Advance and each New Advance will be secured and evidenced by a separate promissory note of Borrower to the order of Lender (each, a "Note") substantially in the form attached hereto as Exhibit I.

         1.2 Terms of Repayment. Interest at the rate of ten percent (10%) per annum, calculated on the basis of the number of days actually elapsed in a 360-day year, shall be due and payable on each Note on June 30, 1999 (the "Maturity Date"), together with the entire principal balance. Interest on the First Advance shall accrue from January 1, 1997. Notwithstanding the foregoing, the rate of interest set forth in the first sentence of this paragraph shall be reduced for the entire term of each Note to the extent such reduction is required under the rules and regulations promulgated by the Bank of Israel.

         1.3 Conversion Rights and Obligation. Lender shall have the option (the "Option") with respect to each Note, or the obligation in some circumstances, to convert all or part of such Note into fully paid and nonassessable shares of the capital stock (the "Capital Stock") of Parent, which has been organized to own 100% of the outstanding capital stock of Borrower, upon the following terms:

                  (i) Lender may convert all or any portion of the Term Loan into shares of the same class or series of Capital Stock as is being sold in a private placement offering (a "Private Offering") of shares of its Capital Stock or in a proposed Private Offering pursuant to a letter of intent with a selling agent or being conducted by officers of the Parent at a rate equal to seventy-five percent (75%) of the price in the Private Offering, applied to the remaining principal balance of the Term Loan being converted.

                  (ii) If Parent completes one or more Private Offerings prior to the Maturity Date yielding at least $1,000,000 in gross proceeds, then Lender shall be obligated to convert the entire amount of the Term Loan into Capital Stock at the option of Parent at any time prior to the Maturity Date, at a rate equal to seventy-five percent (75%) of the price in the most recent Private Offering, applied to the remaining principal balance of the Term Loan being converted.

         Lender shall exercise the Option for any Note by delivering written notice of same to Borrower at least ten days prior to the Maturity Date. Such notice of Lender shall specify the amount of the Note to be converted into shares of Capital Stock, together with Lender's calculation of the per share conversion price. Parent shall give to Lender reasonable notice of any Private Offering to permit Lender to evaluate its rights to convert the Notes.

         At the closing for any conversion transaction pursuant to the Option or any obligation of Lender to convert, Lender shall deliver the Note or Notes being converted to Parent, and Parent shall deliver to Lender certificates representing the shares of Capital Stock acquired by Lender upon conversion, together with payment of accrued interest and any remaining portion of the Note not converted. The closing for the conversion transaction shall occur at any time on or before the date three days before the Maturity Date at a time and place mutually agreeable to Parent and Lender.

         If the Parent does not own 100% of the capital stock of Borrower at the time of conversion of all or a portion of a Note, then the Note shall be converted into capital stock of Borrower on the terms described above. The capital stock of Borrower acquired by Lender upon such original conversion shall automatically convert into substantially equivalent shares of the capital stock of the Parent at such time as Parent owns 100% of the capital stock of Borrower (other than the capital stock held by Lender).

         1.4 Warrants. In the event that Lender fully converts the Notes representing the First Advance and all New Advances pursuant to Section 1.3, Borrower shall issue to Lender warrants, substantially in the form attached hereto as Exhibit II (the "Warrants"), to purchase up to $50,000 of Capital Stock of the Parent in any future private placement offering of Capital Stock (a "Future Private Offering") at the per share offering price used in such Future Private Offering; provided, however, that if neither Borrower nor Parent has conducted or is currently conducting a Private Offering nor entered into a letter of intent with respect to a Future Private Offering at the time the New Advance is funded, Borrower shall issue to Lender Warrants to purchase up to $68,500 of Capital Stock of the Parent in any Future Private Offering at the per share offering price used in such Future Private Offering. In the event the Parent does not own 100% of the capital stock of Borrower at the time the Warrants shall be issuable, Lender shall receive warrants to purchase shares of the Capital Stock of Borrower upon the same terms as above, provided, however, that such shares of Borrower shall automatically convert into substantially equivalent shares of the Capital Stock of the Parent when Parent becomes the owner of 100% of the capital stock of Borrower.

         1.5 Call Provision. At any time on or prior to the date of repayment or conversion of the last of the Notes to remain outstanding, Borrower or Parent shall have the right to call for purchase, from the holder or holders thereof, all outstanding Notes. The closing of the purchase shall be completed on a date specified in the notice of the call, not to exceed ten days after the date of the notice; provided, that Lender shall have the opportunity to convert the Notes pursuant to Section 1.3 prior to the date of the closing. The purchase price shall be equal to 150% of the remaining principal and unpaid interest balance. Of the aggregate purchase price, two-thirds shall be payable on the closing date, and one-third shall be payable on the one year anniversary of the closing date.

         1.6 Conditions to Borrowing. In addition to the milestone requirements described in Section 1.1 and Schedule 1.1, Lender shall not be obligated to fund any New Advance unless (i) Lender has received an executed original Note and all other documents or agreements applicable to the Term Loan described herein, in form and content reasonably satisfactory to Lender; (ii) Lender has been provided with the opinion of Prof. Joseph Gross, Hodak & Co. (only on the date of the first New Advance) stating that the terms of this Agreement, including without limitation the conversion rights and security interest, do not conflict with applicable Israeli law; and (iii) Lender has received a written undertaking from each of Messrs. Jacob Almagor, Yerucham Shapira and John Lai (the "Founding Shareholders") (a) to use their best efforts to conduct and complete a private placement offering of shares of Capital Stock, (b) not to sell more than 15% of their shares of Borrower or Parent until all of the Notes have either been repaid or converted without the prior written consent of Lender and (c) upon Lender's full conversion of the Notes representing the full amount of the Term Loan pursuant to Section 1.3 hereof, to enter into a Stock Transfer and Co-Sale Agreement with Lender substantially in the form attached hereto as Exhibit III.

         In addition to the foregoing, Lender shall not be obligated to fund any New Advance after March 1, 1998 and all cooperative work from and with Lender will cease if Borrower or Parent has not completed a Private Offering resulting in gross proceeds of at least $500,000.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 Definitions. Unless the context otherwise requires, the terms defined in this Section 2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to Borrower's books of account and in conformity with generally accepted accounting principles in the opinion of the independent certified public accountants selected by the Board of Directors of Borrower as required under the provisions of Section 3 hereof.

         2.2 "Collateral" shall have the meaning set forth in Section 6.1 of this Agreement and Exhibit V hereto.

         2.3 "Indebtedness for Borrowed Money" shall include only indebtedness of Borrower incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts, but shall include without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which Borrower is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which Borrower assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by Borrower (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations Borrower insures a creditor against loss, (vii) any indebtedness secured by a Lien on Borrower's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

         2.4 "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) Internet addresses, server addresses and universal resource locators,
(viii) other intellectual property rights and (ix) copies and tangible embodiments thereof (in whatever form or medium).

         2.5 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         2.6 "Securities Act" means the Securities Act of 1933, as amended, or any similar United States federal law then in force.

         2.7 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar United States federal law then in force.

         2.8 "Security Interest" shall have the meaning set forth in Section 6.1 of this Agreement.

                                   ARTICLE III
                            WARRANTIES AND COVENANTS

         During the term of this Agreement, and while any part of the Loan Amount remains unpaid or outstanding, Borrower and Parent continuously represent, warrant and agree as follows:

         3.1 Organization and Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of The State of Israel, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. Borrower has the requisite corporate power and authority to issue each Note and to otherwise perform its obligations under this Agreement. The copies of the charter documents delivered to Lender prior to the execution of this Agreement are true and complete copies of the duly and legally adopted charter documents of Borrower in effect as of the date of this Agreement.

         3.2 Qualification. Borrower is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

         3.3 Title to Properties and Encumbrances. Borrower has good and marketable title to properties and assets it owns, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction. The equipment and other tangible assets necessary for the conduct of Borrower s business as presently conducted and as presently proposed to be conducted are in good operating condition and are fit for use in the ordinary course of business.

         3.4 Litigation. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of Borrower, threatened against Borrower, its properties, assets or business, and Borrower is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. Borrower is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. Borrower has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

         3.5 Compliance with Applicable Laws and Other Instruments. The business and operations of Borrower have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of Borrower pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which Borrower is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the charter documents of Borrower. Borrower is not in violation of its charter documents nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement to which it is a party in any material respect.

         3.6 Securities Laws. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes other than the qualification thereof, if required, under applicable state securities laws, which qualifi cation has been or will be effected as a condition of the transactions contemplated by this Agreement.

         3.7 Intellectual Property Rights. Except as disclosed in Schedule 3.7 hereto, Borrower (a) owns or has the right to use, free and clear of all material liens, claims and restrictions, all Intellectual Property and rights with respect thereto, used in the conduct of its business as now conducted, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the right to use all Intellectual Property, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any material rights, liens or claims of others, and (d) is not using any confidential information or trade secrets of others. Borrower is not, nor has it received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any third person with respect to any Intellectual Property owned by such third party.

         3.8 Outstanding Debt. Except as disclosed in Schedule 3.8 hereto, Borrower has no Indebtedness for Borrowed Money.

         3.9 Corporate Proceedings. This Agreement and the Note have been duly authorized by all necessary corporate action on behalf of Borrower and Parent, and have been duly executed and delivered by authorized officers of Borrower and Parent. All corporate action necessary to the authorization, creation, issuance and delivery of the Note and this Agreement has been taken on the part of Borrower. This Agreement and the Note are valid and binding agreements of Borrower and/or Parent, as the case may be, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

         3.10 Licenses. Borrower possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by Borrower would have an adverse impact on Borrower's business. Borrower has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business Borrower proposes to conduct.

         3.11 Registration Rights. Except as disclosed in Schedule 3.11 hereto, and except as provided herein, neither Borrower nor Parent has agreed to register any of its authorized or outstanding securities under the Securities Act.

         3.12 Status of Shares. All shares of Capital Stock issued by Parent and/or capital stock issued by Borrower to Lender upon conversion of any Notes will, upon conversion of the Notes and such issuance, be duly authorized, validly issued, fully paid and non-assessable shares of capital stock of Parent or Borrower, as the case may be.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

         While any part of the Loan Amount remains unpaid or outstanding, Borrower and Parent agree that they shall be obligated as described below, and Parent will cause Borrower to comply with the following covenants after Parent owns 100% of Borrower's capital stock:

         4.1 Corporate Existence. Borrower will maintain its corporate existence in good standing and comply with all applicable laws and regulations of The State of Israel and of any governmental authority where failure to so comply would have a material adverse impact on Borrower or its business or operations.

         4.2 Books of Account. Borrower will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles as in effect in The State of Israel.

         4.3 Furnishing of Financial Statements and Information. Borrower will deliver to Lender:

         (a) as soon as practicable, but in any event within forty-five (45) days after the close of each quarter, the unaudited balance sheet of Borrower as of the end of such quarter, together with the related statements of operations and cash flow for such quarter, setting forth the budgeted figures for such period prepared and submitted in connection with Borrower's annual plan as required under Section 4.4 hereof and in comparative form figures for the corresponding quarter of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of Borrower, subject to year-end adjustments;

         (b) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, the balance sheet of Borrower, as of the end of such fiscal year, together with the related statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative figures for the previous fiscal year, duly certified by a nationally recognized accounting firm, which firm shall have given Borrower an opinion, unqualified as to the scope of the audit, regarding such statements, provided, however, that if Borrower shall not be subject to the reporting requirements of the Securities Exchange Act as of the end of such fiscal year, such financial information need not be so certified.

         After Parent owns 100% of the capital stock of Borrower, the above requirements will be satisfied by supplying equivalent consolidated financial information regarding Parent.

         4.4 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of Borrower, Borrower shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. After Parent owns 100% of the capital stock of Borrower, the above requirements will be satisfied by Parent and its Board of Directors.

         4.5 Intellectual Property Rights. Borrower shall possess and maintain all material Intellectual Property Rights necessary to the conduct or protection of its businesses and own all right, title and interest in and to and have valid license for all such Intellectual Property Rights. Borrower shall not take any action or fail to take any action which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which to Borrower's knowledge would or would reasonably be expected to infringe upon misappropriate any rights of other Persons. Borrower shall promptly provide notice of such action or failure to take action to Lender.

         4.6 Title. Borrower will maintain absolute title to each item of Collateral and all proceeds thereof, free and clear of all interests, liens, attachments, encumbrances and security interests except the Security Interests. Borrower will defend the Collateral against all claims or demands of all Persons (other than Lender) claiming the Collateral or any interest therein. Borrower will not sell or otherwise dispose of the Collateral or any interest therein, except the sale of inventory in the ordinary course of Borrower's business, without Lender's prior written consent.

         4.7 Laws. Borrower will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any law of The State of Israel or of any federal, state or local law, statute or ordinance of the United States.

         4.8 Election of Director. For a period of one year from the date of this Agreement, Lender will have the right to designate one member of the Board of Directors of Borrower. At such time as Parent owns 100% of the capital stock of Borrower, this right shall be converted into the right to designate one member of the Board of Directors of Parent. The Board of Directors of Borrower or Parent, as the case may be, will promptly elect this member to the Board, and the Founding Shareholders (and the Parent, in the case of the Board of Directors of Borrower) will agree to vote in favor of the election or re-election of such member to the Board during this period.

                                    ARTICLE V

                               NEGATIVE COVENANTS

         5.1 For a period of thirty months after the date of this Agreement, there shall not be a material change in the business of Borrower and Parent, taken as a whole, and Borrower shall not cease operations in the business contemplated in the Parent's Business Plan provided to Lender in August 1997 (other than, in each case, reasonable changes relating to normal business operations and needs) without the prior written consent of Lender.

         5.2 For a period of three years following the date of this Agreement, Parent shall not issue shares of its Capital Stock (a "Stock Issuance") without providing Lender an opportunity to purchase a sufficient number of shares, for the same per share consideration to be received in such Stock Issuance, to maintain Lender's proportionate interest ("Proportionate Interest") in the issued and outstanding shares of Capital Stock of Parent, as the case may be. For purposes of this Section 5.2, the term Stock Issuance shall not include the issuances of Capital Stock pursuant to the Warrants or issuances of Capital Stock pursuant to stock options issued to employees of Borrower or the Parent and approved by the Board of Directors of the issuing company. For purposes of this Section 5.2, Lender's Proportionate Interest shall be determined on a fully diluted basis solely with regard to shares of Capital Stock acquired pursuant to
Section 1.3 hereof. Borrower shall notify Lender at least twenty (20) days prior to each such Stock Issuance, specifying the number of shares to be issued and the amount of consideration to be received therefor. Lender shall have a period of ten days after receipt of such notice to advise Borrower in writing of Lender's election (the "Election Notice") to purchase shares pursuant to this
Section 5.2 on the same terms as other investors in the stock issuance. Lender's failure to deliver the Election Notice within the time period specified above shall be deemed an election not to exercise Lender's rights under this Section 5.2.

                                   ARTICLE VI
                                SECURITY INTEREST

         6.1 Grant of Security Interest. Borrower hereby assigns to Lender and grants Lender a security interest (hereinafter referred to as the "Security Interest") in the property owned by Borrower as described on Exhibit V hereto (the "Collateral"), as security for the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender (collectively referred to as the "Obligations").

         6.2 Reproductions. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Borrower shall be sufficient as a financing statement.

         6.3 No Legal Advice or Responsibility. Borrower has, for the convenience of Lender, provided Lender with summaries and translations of Israeli law relating to security interests, which were prepared with the assistance of Borrower's Israeli counsel. In order to facilitate the transactions pursuant to this Agreement, Borrower and its counsel may also assist Lender in making appropriate filings in Israel to evidence this security interest. Lender acknowledges that Borrower's counsel is not representing Lender in any capacity, and that Borrower and its counsel are not responsible for the creation or perfection of a valid security interest under the laws of any jurisdiction. Lender has had the opportunity to consult with its counsel to the extent it deems appropriate in connection with these matters.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

         7.1 Registration Rights. (a) "Registrable Securities" shall mean (i) the Capital Stock into which the Notes have been converted pursuant to Section 1.3, if all of the Notes representing the Term Loan have been converted in full, and (ii) any additional securities issued with respect to such Capital Stock upon any stock split, stock dividend, recapitalization or similar event, provided, however, that none of the above described securities shall be treated as Registrable Securities if they may be sold by the holder of the securities under Rule 144 under the Securities Act.

         (b) Each time prior to the third anniversary date of this Agreement that Parent determines to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for the money of any of its securities by it or any of its security holders (other than a registration statement on Form S-4 or S-8 or other limited purpose form), Parent will give written notice of its determination to Lender. Upon the written request of Lender given within 20 days after receipt of any such notice from Parent, Parent will, except as herein provided, cause all or a portion of the Registrable Securities held by Lender to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Lender of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent Parent from, at any time, abandoning or delaying any registration.

         If any registration pursuant to this Section is underwritten in whole or in part, Parent may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Registrable Securities is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Registrable Securities proposed to be offered by Lender for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter; PROVIDED, HOWEVER, that Parent will make provisions with the managing underwriter so that Lender shall be entitled to sell at least a number of the shares Lender desires to offer equal to a total of 15% of the shares sold in such offering. Those shares of Capital Stock (including Registrable Securities) held by Lender which are excluded from the underwritten public offering as described in the preceding sentence shall be withheld from the market for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         7.2 Registration Expenses. All expenses of any such registration referred to in this Section 7, except the fees of counsel to Lender, underwriting commissions or discounts and filing fees, shall be borne by Parent.

         7.3 Indemnification. Parent hereby indemnifies Lender, and the officers and directors who control Lender within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, and liabilities caused by
(a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if Parent shall have furnished any amendments thereof or supplements thereto), any preliminary prospectus or any state securities law filings; or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to Parent by Lender expressly for use therein; and Lender by its acceptance hereof agrees that it will indemnify and hold harmless Parent, each of its officers who signs such registration statement, and each Person who controls Parent within the meaning of Section 15 of the Securities Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement, allegedly untrue statement, omission or alleged omission contained in information furnished in writing to Parent by Lender expressly for use therein.

         7.4 Cooperation. Lender agrees to cooperate with Parent in the preparation and filing of any registration statement, and in the furnishing of information concerning Lender for inclusion therein, or in any efforts by Parent to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

                                  ARTICLE VIII
                                     DEFAULT

         8.1 Events of Default. Notwithstanding any cure periods described below, Borrower will immediately notify Lender in writing when Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether Borrower has given the required notice, the occurrence of one or more of the following shall constitute an Event of Default:

                  (a) Nonpayment. Borrower shall fail to pay (i) any interest due on the Note, or any fees, charges, costs or expenses under any Note by thirty (30) days after the same becomes due; or (ii) any principal amount due of the Note when due.

                  (b) Nonperformance. Borrower shall fail to perform or observe any material agreement, term, provision, condition, or covenant required to be performed or observed by Borrower.

                  (c) Bankruptcy; Insolvency. If Borrower becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or Borrower applies for or consents to the appointment of a trustee or receiver for Borrower, or for the major part of the property of Borrower; or

                  (d) Appointment of Trustee. If a trustee or receiver is appointed for Borrower for the major part of the property of Borrower and the order of such appointment is not discharged, vacated or stayed within thirty
(30) days after such appointment; or

                  (e) Order for Relief. If an order for relief shall be entered in any federal bankruptcy proceeding in which Borrower is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Borrower and, if instituted against Borrower, are consented to or, if contested by Borrower, are not dismissed by the adverse parties or by an order, decree or judgment within thirty (30) days after such institution; or

                  (f) Breach of Representation or Warranty. If (i) any representation or warranty made by or on behalf of Borrower in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement, or (ii) any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by Borrower or any officer of Borrower furnished or delivered under or pursuant to this Agreement after the Closing Date shall prove to be untrue or incorrect in an amount in excess of $50,000 as of the date it was made, furnished or delivered.

         8.2 Remedies upon Default. Upon the occurrence of any Event of Default, and at any time thereafter unless and until such Event of Default is waived in writing by Lender, Lender may exercise any remedies legally available to it, including, without limitation, one or several or all of the following rights and remedies:

                  (a) Lender may at any time thereafter, by written notice to Borrower, declare the unpaid principal balance of any Note, together with the interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein.

                  (b) Lender may terminate this Agreement with immediate effectiveness and without notice or lapse of time. Notwithstanding such termination, all claims, rights and security interests of Lender and all debts, liabilities, obligations and duties of Borrower shall remain in full force and effect.

                  (c) Lender may exercise and enforce any and all rights and remedies available upon default to a secured party, including, without limitation, the right to take possession of Collateral, or any evidence thereof and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith Borrower will on demand assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to all parties. If notice to Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified in Section 10.7 at least twenty calendar days prior to the date of intended disposition or other action.

                  (d) Nothing in this Article VIII is intended to restrict Lender's rights under this Agreement or at law, and Lender may exercise all such rights and remedies as and when they are available and Lender may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against Borrower, or against any other Person or property.

                                   ARTICLE IX
                            REPRESENTATIONS OF LENDER

         9. Representations and Warranties of Lender. Lender represents and warrants for itself with respect to each Note purchased under this Agreement and all Capital Stock and Warrants of Parent that may be received pursuant to this Agreement (together, all of such securities are referred to as the "Securities") that:

         9.1 Investment Intent. The Securities are being purchased for Lender's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Lender understands that the Securities have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of Borrower, Parent and others upon this exemption is predicated in part upon this representation and warranty. Lender further understands that the Securities may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

         Lender understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission"). Lender understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

         9.2 Location of Principal Office and Qualification as Accredited Investor. The state in which Lender's principal office is located is set forth in Lender's address in Schedule A hereto. Lender qualifies as an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Lender has had access to oral or written descriptions or English translations of documents and other information about Borrower and Parent, and Lender or its qualified agents have had access to Borrower's and Parent's executive officers to Lender's satisfaction for the purpose of asking questions about Borrower and Parent and obtaining additional information about Borrower and Parent.

         9.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of Lender, has been duly executed and delivered by Lender, and is a valid and binding agreement upon the part of Lender.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Amendment. This Agreement can be waived, amended, terminated or discharged only by the mutual written consent of the parties to this Agreement.

         10.2 Cumulative Remedies. All rights and remedies of any party shall be cumulative and may be exercised singularly in any order or sequence, or concurrently, at the party's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise of enforcement of any other.

         10.3 Partial Invalidity. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

         10.4 Survival. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement, but shall terminate once each Note shall have been repaid in full or converted pursuant to the terms of this Agreement.

         10.5 Delay; Cumulative Remedies. No delay on the part of Borrower or Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which Borrower or Lender would otherwise have.

         10.6 Successors. Neither party shall be entitled to assign any of its rights or obligations under this Agreement or any other document or instrument related hereto without the prior written consent of the other party.

         10.7 Notices. Although any notice required to be given hereunder might be accomplished by other means, notice will always be deemed given when placed in the United States or Israeli mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

         10.8 Payments. Payments due under the Note shall be made in lawful money of the United States. All payments shall be applied by Lender to principal first.

         10.9 Applicable Law and Jurisdiction; Interpretation. Except as set forth in Section 1.2 and except as set forth in this Section 10.9, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota (exclusive of conflict of laws provisions contained therein), except to the extent superseded by Federal law. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. Notwithstanding the foregoing, however, the terms of this Agreement are subject to the requirements of applicable laws of The State of Israel governing a loan or an investment in the currency of the United States in an Israeli company, including, without limitation, the Currency Control Law of 1978, as amended, and any rules and regulations promulgated thereunder and the Income Tax Ordinance and any rules and regulations promulgated thereunder.

         10.10 Entire Agreement. This Agreement, including the Schedules and Exhibits, constitute the entire agreement between the parties with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this TERM LOAN AGREEMENT as of first above written.


BORROWER:                            IMETRIX LIMITED



                                     By:   ___________________________
                                      Its:   _________________________




PARENT:                             GEOMETRIC IMAGING, INC.



                                     By:   ___________________________
                                      Its:   _________________________




LENDER:                              XOX CORPORATION

                                     By:   ___________________________
                                      Its:   _________________________

                       ATTACHMENTS TO TERM LOAN AGREEMENT

          Exhibit I            -     Form of Promissory Note

          Exhibit II           -     Form of Stock Purchase Warrant

          Exhibit III          -     Form of Co-Sale Agreement

          Exhibit IV           -     Letter of Undertaking

          Exhibit V            -     List of Collateral

          Schedule 1.1         -     New Advances and Related Milestones

          Schedule 3.7         -     Restrictions on Intellectual Property

          Schedule 3.8         -     Other Indebtedness for Borrowed Money

          Schedule 3.11        -     Other Registration Rights

                                                                       EXHIBIT I

                                    TERM NOTE

                 $____________________                           REHOVOT, ISRAEL
                                                         _________________, 199_

         FOR VALUE RECEIVED, the undersigned, a corporation organized and existing under the laws of The State of Israel, hereby promises to pay to the order of XOX Corporation (hereinafter "Lender") in lawful money of the United States of America at its offices at 1450 Energy Park Drive, Suite 120, St. Paul, Minnesota 55108, or at such other place as the holder hereof may from time to time designate:

         The principal sum of ______________ U.S. Dollars ($_________) or such lesser amount as may be outstanding hereunder, together with interest on said principal amount from time to time outstanding from the date hereof at the rate provided in that certain Term Loan Agreement between the undersigned and Lender dated September 15, 1997, as amended from time to time (the "Loan Agreement") , calculated on the basis of the number of days actually elapsed in a 360-day year, and which shall be due and payable on June 30, 1999 together with the entire principal balance.

         This Note may be prepaid in whole or in part at any time, without premium or penalty, upon ten (10) days written notice.

        This Note is a "Note" within the meaning of the Loan Agreement. All of the terms and conditions set forth in the Loan Agreement are hereby incorporated by this reference, including without limitation, all provisions relating to the acceleration of the principal amount evidenced by this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         This Note has been delivered in the State of Minnesota and shall be construed and enforced in accordance with the substantive laws thereof, except as otherwise provided in the Loan Agreement.


                                       IMETRIX LIMITED


                                       By: _______________________________

                                             Its: ______________________________

                                                                      EXHIBIT II

                                                  Warrant No. __________________

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT, EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE HOLDER HEREOF QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                             STOCK PURCHASE WARRANT

                              TO PURCHASE SHARES OF

                                 COMMON STOCK OF

                             GEOMETRIC IMAGING, INC.

         THIS CERTIFIES THAT, for good and valuable consideration, XOX Corporation, or its registered assignees, is entitled to subscribe for and purchase from Geometric Imaging, Inc., a corporation organized under the laws of Minnesota (the "Corporation"), up to such number of shares (as adjusted pursuant to Section 5) of the Corporation's Common Stock (the "Warrant Shares") equal to the result of dividing $__________ by the per share offering price in the Corporation's first private placement offering conducted during the seven-year period commencing on the date hereof (the "Warrant Exercise Price"). As used herein, the term "Holder" means the initial holder, any party who acquires all or a part of this Warrant as a registered transferee of the initial holder in accordance with the terms of this Warrant, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; the term "Common Stock" means and includes the Corporation's presently authorized common stock, $____ par value per share, and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock. [(INSERT IF THE WARRANT INITIALLY COVERS SHARES OF STOCK OF IMETRIX LIMITED): THIS WARRANT OR THE SHARES OF CAPITAL STOCK ACQUIRED UPON EXERCISE OF THIS WARRANT SHALL AUTOMATICALLY CONVERT INTO SHARES REPRESENTING AN EQUIVALENT PERCENTAGE OF THE CAPITAL STOCK OF THE CORPORATION, PURSUANT TO THE TERM LOAN AGREEMENT DATED SEPTEMBER 15, 1997, AMONG IMETRIX LIMITED, THE CORPORATION AND XOX CORPORATION, AT SUCH TIME AS THE CORPORATION BECOMES THE OWNER OF 100% OF THE OUTSTANDING CAPITAL STOCK OF IMETRIX LIMITED.]

         This Warrant is subject to the following provisions, terms and conditions:

         1. Exercise. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), prior to the expiration of this Warrant by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation and accompanied or preceded by the surrender of this Warrant along with cash, a certified check, bank draft, shares of the Corporation's Common Stock in payment of the Warrant Exercise Price for such shares, or as otherwise set forth in Section 9. The Holder shall then complete a subscription agreement in a form reasonably requested by the Corporation.

         2. Exchange and Replacement. Subject to Section 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Corporation at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the initial holder shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer or income taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3. Issuance of the Warrant Shares.

                  (a) The Corporation agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered, the payment made for such Warrant Shares as aforesaid and the subscription agreement is returned to the Corporation. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding thirty (30) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. All Warrant Shares will, upon issuance, be duly authorized and issued, fully paid and nonassessable.

                  (b) Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Corporation to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the

Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least thirty (30) calendar days from the date the Holder has received written notice from the Corporation of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

         4. Covenants of the Corporation. The Corporation covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes (except stock transfer and income taxes), liens, and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

         (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

                  (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

                  (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares;

                  (iii) combine outstanding shares of Common Stock, by reclassification or otherwise; or

                  (iv) take any action (not including any issuance of equity securities for consideration) which should reasonably result in such an adjustment, notwithstanding the fact that it is not included in (i),
         (ii) or (iii) above;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

         (b) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

         (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

         7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

                  (a) The Holder, by acceptance hereof, agrees to give fifteen
(15) days written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Such notice may be provided in the form of Warrant Assignment attached hereto. Promptly upon receiving such written notice, the Corporation shall present copies thereof its counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Corporation, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Corporation; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Corporation to prevent further transfer which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Corporation for the transfer or disposition of the Warrant or Warrant Shares.

                  (b) If in the opinion of the counsel referred to in this
Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Corporation shall promptly give written notice thereof to the Holder, and the Holder will limit its activities to such as, in the opinion of such counsel, are permitted by law.

         8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value (as defined in Section 9) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

         The Holder of the Warrant agrees to cooperate with the Corporation in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Corporation to establish that the proposed sale is exempt under the Act as to any proposed distribution.

         9. Additional Right to Convert Warrant.

         (a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time prior to its expiration into shares of Common Stock of the Corporation as provided for in this Section 9. Upon exercise of the Conversion Right, the Corporation shall deliver to the holder (without payment by the holder of any Warrant Exercise Price) that number of shares of Corporation Common Stock equal to the result obtained by multiplying (i) the number of shares which the holder seeks to exercise by (ii) the quotient obtained by dividing (x) the value of the one Warrant at the time the Conversion Right is exercised (determined by subtracting the Warrant Exercise Price for the one Warrant Share in effect immediately prior to the exercise of the Conversion Right from the Fair Market Value for one Warrant Share immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Corporation Common Stock immediately prior to the exercise of the Conversion Right.

         (b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Corporation at the offices of the Corporation exercising the Conversion Right and specifying (i) the total number of shares of Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

         (c) At any closing under Section 9(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Corporation will deliver to the Holder a certificate or certificates for the number of shares of Corporation Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Corporation will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

         (d) For purposes of this Section 9, Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the Corporation's Common Stock is traded on an exchange or is quoted on NASDAQ, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

                  (ii) If the Corporation's Common Stock is not traded on an exchange or on NASDAQ but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

                  (iii) If the Corporation's Common Stock is not traded on any public market, then the fair market value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within ten (10) business days of the Determination Date.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer this ____ day of _______________, 199__.


                                    GEOMETRIC IMAGING INC.



                                    By: ____________________________________

                                       Its: ___________________________________

                           NOTICE OF WARRANT EXERCISE

                  (To be signed only upon exercise of Warrant)

TO:      ____________________

         The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, _____________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of



                                           (Print Name)

Please insert social security or other     ____________
identifying number of registered
holder of certificate
(_____________)                            ____________
                                           (Address)



Date: _____________, ______                 ____________________________________
                                            Signature*

   *The signature of the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                               WARRANT ASSIGNMENT

                  (To be signed only upon transfer of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the foregoing warrant to purchase Common Stock of Geometric Imaging, Inc. to which the foregoing warrant relates and appoints ________________________________ attorney to transfer said right on the books of said Corporation, with full power of substitution in the premises.

         The manner of the proposed transfer by the undersigned is described briefly in the space below.



Dated: ________________________             __________________________________
                                                              (signature)





                                                              (Address)
In Presence Of:

______________________________________

                                                                     EXHIBIT III

                                CO-SALE AGREEMENT

                  THIS AGREEMENT is made and entered into as of the ____ day of __________, 199__, by and among XOX Corporation, a Delaware corporation ("XOX") and Jacob Almagor, Yerucham Shapira and John Lai (collectively the "Founding Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Founding Shareholders are the legal and beneficial owners of over __________ percent (____%) of the issued and outstanding Capital Stock of Geometric Imaging, Inc. a Minnesota corporation (the "Company");

         WHEREAS, pursuant to the Option described in Section 1.3 of that certain Term Loan Agreement, dated September 15, 1997 among the Company, IMETRIX Limited and XOX (the "Loan Agreement"), XOX acquired __________ shares (the "Shares") of the Capital Stock of the Company (as such term is defined in such term Loan Agreement) (the "Capital Stock");

         WHEREAS, pursuant to Section 1.6 of the Loan Agreement, the Founding Shareholders are obligated to enter into this Agreement granting certain rights of co-sale with respect to the Shares and agreeing to certain restrictions on transfer with respect to the Shares, in order to induce XOX to enter into the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual obligations of the parties hereto, the parties hereby severally covenant and agree as follows:

                               A G R E E M E N T:

         1. Restrictions on Transfer. Each of the Founding Shareholders severally agrees that so long as this Agreement remains in effect he will not sell, transfer or otherwise dispose of (or enter into a binding agreement to sell, transfer or otherwise dispose of) all or any of the shares of Capital Stock owned by him except pursuant to Section 2 of this Agreement.

         2. Right of Co-Sale. Each Founding Shareholder severally agrees not to sell, transfer or otherwise dispose of any Capital Stock without permitting XOX to participate as a seller in such transaction, subject to the sentence appearing below, pro rata (according to the Shares then held by XOX) with the Founding Shareholder(s); provided, however, that transfers of Capital Stock to a spouse, children or other members of the Founding Shareholder's immediate family (or trusts for their benefit) so long as the transferee agrees to the restrictions and co-sale rights contained in this Agreement shall not be covered by this right of co-sale. In connection with the sale of more than fifty percent (50%) in the aggregate of the voting power of the issued and outstanding shares of the Company's Capital Stock, XOX's right to participate shall not entitle XOX to receive any premium over the fair market value of the Capital Stock received by any one or more of the Founding Shareholders, where the premium is reasonably related to the sale of a controlling interest in the Company.

         Each Founding Shareholder shall give prompt notice to XOX in the event that he has a present intention to sell, transfer or otherwise dispose of Capital Stock in a transaction subject to these rights of co-sale, and XOX hereby agrees to notify the applicable Founding Shareholder(s) within ten (10) days of receipt of such notice as to whether he wishes to participate in such transaction and bear a pro rata portion of the expenses incident thereto, with all negotiations leading to the consummation of such transaction to be conducted thereafter under the joint control of all sellers. Failure to response within such ten (10) day period shall be deemed a declination of any right to participate in such transaction provided that: (i) such transaction is fully closed and consummated within ninety (90) days of the expiration of such ten
(10) day period; (ii) the terms of the actual transaction include no fewer or greater shares than those set forth in the notice hereunder; and (iii) no purchasers or ultimate legal or beneficial holders of such Capital Stock are involved in the transaction in addition to those disclosed in any such notice. Failure to meet any of the foregoing conditions shall require a new notification and right of co-sale with regard to such transaction under this Section 2.

         3. Legends and Stop Transfer Orders.

                  (a) Legend Covering this Agreement. Each Founding Shareholder severally agrees that he will promptly add the following legend to each of the certificates representing Capital Stock heretofore or hereafter issued to him and standing in his name on the books of the Company and each Founding Shareholder agrees that for so long as this Agreement shall remain in full force and effect he will add (and hereby direct any transfer agent appointed by the Company, to add) such legend to any and all Capital Stock acquired by him (whether beneficially or legally) or issued or reissued to him, such legend to be and remain upon such certificates, as well as any reissuance thereof unless and until removed pursuant to the provisions of Section 3(c) below:

                  "The securities represented by this certificate are subject to a Co-Sale Agreement among this Corporation, the registered owner of such securities, and certain other persons listed in such Agreement, and may not be sold, transferred or otherwise disposed of except in compliance with the terms of such Co-Sale Agreement, a copy of which is on file in the principal office of this Corporation."

                  (b) Stop Transfer Order. A stop transfer order shall be placed with the Company, as well as any transfer agent appointed by the Company, preventing transfer or any of the securities referred to in Section 3(a) pending compliance with the conditions set forth in any such legend.

                  (c) Removal of Legends. Any legend endorsed on a certificate or instrument evidencing a security subject to this Agreement shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, if this Agreement has expired by its terms or such security is being disposed of pursuant to the terms of this Agreement in a transaction which upon completion will leave such Capital Stock free and clear of this Agreement, and, in either event, the holder of such security provides the Company and the other parties to this Agreement with an opinion of counsel for such Shareholder (concurred in by counsel to the Company) to such effect.

         4. Term of Agreement. This Agreement shall terminate in accordance with the terms hereof, or upon such earlier date as is mutually agreed to by the parties to this Agreement, or such of them as may then still be Shareholders of the Company. Notwithstanding the foregoing, the rights and obligations of each Shareholder under this Agreement shall terminate upon the earlier of (i) the closing of an initial public offering with an aggregate initial public offering price of at least $5,000,000, or (ii) the death of such Shareholder.

         5. Miscellaneous Provisions.

                  (a) Changes, Waivers, Etc. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing executed by all of the parties to this Agreement.

                  (b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail to the party's address shown on the books and records of the Company, or at such other address as the party may specify by written notice received by the Company.

                  (c) Parties-In-Interest and Non-Assignability of Certain Rights and Benefits. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon and be enforceable against the respective heirs, successors, assigns and legal representatives of the parties hereto, whether so expressed or not.

                  (d) Headings. The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  (e) Choice of Law. It is the intention of the parties that the laws of Minnesota shall govern the validity of this Agreement without regard to conflicts of laws provisions, the construction of its terms and the interpretation of the rights and duties of the parties. All actions on proceedings with respect to this Agreement shall be conducted in the State or Federal Courts located in Hennepin County, Minnesota. The parties hereto irrevocably consent to the jurisdiction over them with respect to such courts and consent to such jurisdiction for service of process.

                  (f) Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

                  (g) Fax Signatures. Fax signatures on all documents shall be treated as originals. The parties shall be obligated to provide original execution pages immediately following transmission of the Fax.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date set forth in the paragraph.


                                         [SIGNATURES]

                                                                      EXHIBIT IV

                               September 15, 1997

XOX Corporation
1450 Energy Park Drive, Suite 150
Saint Paul, Minnesota 55108

Ladies and Gentlemen:

         We, the undersigned shareholders (the "Founding Shareholders") of IMETRIX Limited ("Borrower") and of Geometric Imaging, Inc. ("Parent") pursuant to Section 1.6 of that certain Term Loan Agreement (the "Loan Agreement") dated September 15, 1997, by and among Borrower, Parent and XOX Corporation ("XOX") do hereby agree and undertake as follows:

1. To use our best efforts to engage a qualified Selling Agent in connection with a private placement offering of shares of Capital Stock of Parent;

2. Each of the Founding Shareholders severally agrees that, until the entire balance of each promissory note issued by Borrower pursuant to the Loan Agreement is repaid in full or converted pursuant to the terms of the Loan Agreement, he will not sell, transfer or otherwise dispose of (or enter into a binding agreement to sell, transfer or otherwise dispose of) more than 15% of the shares of Capital Stock of Borrower owned by him as of the date of the Loan Agreement (or equivalent stock of Parent received upon exchange of shares of Borrower), without the prior written consent of XOX; provided that the exchange of shares of Borrower or rights thereto for shares of Parent or equivalent rights shall not require such consent;

3. Upon XOX's full conversion of all loans pursuant to Section 1.3 of the Loan Agreement, to enter into a Co-Sale Agreement with XOX substantially in the form as Exhibit III to the Loan Agreement.

4. Each of the Founding Shareholders hereby irrevocably grants to XOX a proxy to vote his shares of capital stock of Borrower or Parent, as the case may be, in favor of the person designated by XOX to serve on the Board of Directors of Borrower or Parent pursuant to Section 4.8 of the Loan Agreement for a period of one year from the date of the Loan Agreement at any meeting of shareholders of Borrower or Parent called for the purpose of electing directors.

         This letter is signed by the Founding Shareholders as of the date set forth above.


-------------------------------------       -----------------------------------
Jacob Almagor                               Yerucham Shapira


-------------------------------------
John Lai

                                                                       EXHIBIT V

                               LIST OF COLLATERAL

         All intellectual property of IMETRIX Limited, a corporation existing under the laws of The State of Israel, including intellectual property granted pursuant to the Intellectual Property Transfer Agreement dated December 20, 1993 between Jacob Almagor and IMETRIX Limited ("IMETRIX") and enhancements developed by IMETRIX as of the date of the Term Loan Agreement, collectively denoted as ADE/Terrain(TM), AND any enhancements to ADE/Terrain(TM) following the date of the Term Loan Agreement, AND all proceeds thereof, up to the loan amounts advanced by Lender, SUBJECT TO any applicable restrictions on transfer of such property by IMETRIX pursuant to the laws of The State of Israel.

         The following list defines more specifically the intellectual property of IMETRIX as of the date of the Term Loan Agreement, collectively denoted as ADE/Terrain(TM):

1. An exclusive re-sellable license to use the following proprietary knowledge of automated generation of elevation grid for the development and marketing of a commercial software system for automated generation of elevation grid for photogrammetric mapping:

         a.       Algorithms

                  (i) Breaklines and 3D Surface Reconstruction - Extensions to Public Domain Work, Jacob Almagor, Tel-Aviv, 1991

         b.       Automated Terrain Generation Software Package (I), containing:

                  (i)      Relative/Absolute Image Orientation Module
                  (ii)     Point-Feature Extraction Module
                  (iii)    Line-Feature Formation Module
                  (iv)     Line-based Matcher
                  (v)      Image-to-ground Coordinate Conversion Module
                  (vi)     Irregular Grid Creation Module
                  (vii)    Regular Grid Creation Module
                  (iix)    Service Module (ix) GUI Module
                  (x)      Documentation

2. Automated Terrain Extraction Software Package (II), containing:

         a. Advanced Disambiguous Extraction Kernel for Terrain (ADE/Terrain(TM) Kernel) Software Package, containing:

                  (i)      Relative/Absolute Image Orientation Module
                  (ii)     Point-Feature Extraction Module
                  (iii)    Line-Feature Formation Module
                  (iv)     Line-based Matcher
                  (v)      Multi-scale coordinator

                  (vi)     Image-to-ground Coordinate Conversion Module
                  (vii)    Irregular Grid Creation Module
                  (viii)   Regular Grid Creation Module
                  (ix)     Documentation

         b. Softcopy Development Environment (SDE(TM)) Software Package, containing

                  (i)      Embedded Semantic Analyzer for Line-based Matcher

                           (a)      Data Supplier
                           (b)      Data Displayer

                  (ii)     GUI Modules

                           (a)      Relative/Absolute Image Orientation
                           (b)      Basic 2D Display
                           (c)      3D Stereo Extension
                           (d)      Semantic Analyzer

                  (iii) Documentation

                                                                    SCHEDULE 1.1


                       NEW ADVANCES AND RELATED MILESTONES


                         Milestone                             Amount of Advance
-----------------------------------------------------------    -----------------

Completion of the Softcopy Development Environment (SDE)
Specifications (completed as of the date of this Agreement)
and completion of the Business Plan, incorporation of U.S.
corporation and Private Placement Memorandum                        $35,000

Completion of specification and R&D plan for Terrain and
completion of preliminary design of ADE horizontal breakline
extension                                                            15,000

Completion of preliminary design of ADE memory management            15,000

Completion of detailed design of ADE horizontal breakline
extension and detailed design of ADE memory management                9,000
                                                                    -------


         Total                                                      $74,000
                                                                    =======

                                                                    SCHEDULE 3.7

                        INTELLECTUAL PROPERTY INFORMATION

         1. Certain Intellectual Property owned by IMETRIX Limited ("IMETRIX") has been licensed to IMETRIX from Jacob Almagor ("Almagor") pursuant to the Intellectual Property Transfer Agreement dated December 20, 1993 between Almagor and IMETRIX.

         2. IMETRIX is obligated to pay royalties pursuant to the following arrangements:

                  A. IMETRIX is obligated to pay royalties from sales of ADE/Terrain(TM) to the Office of Chief Scientist, Ministry of Commerce and Industrialization, The State of Israel ("OCS"), in consideration of grants previously received from OCS. These royalty payments equal 3% to 5% of the annual revenues from sales of ADE/Terrain(TM), up to the aggregate amount of $570,000.

                  B. IMETRIX is obligated to pay royalties to El-Op Electro-optic Industries ("El-Op"), pursuant to an Agreement among Almagor, IMETRIX and El-Op dated June 17, 1996. The royalty payments are 3% to 5% of the annual revenues from the sales of IMETRIX, up to the aggregate amount of $445,000.

                                                                    SCHEDULE 3.8

                             INDEBTEDNESS OF IMETRIX

         The following is a description of the Indebtedness for Borrowed Money of IMETRIX:

         1. IMETRIX is indebted to XOX Corporation for previous advances that will be included in the amounts covered by the Term Loan Agreement. Prior to the date of execution of the Term Loan Agreement, the total amount of the indebtedness to XOX is $126,000.

         2. IMETRIX is indebted to John Finnell in the amount of $15,000 pursuant to a Letter of Understanding between IMETRIX and Mr. Finnell dated February 26, 1997.

         3. IMETRIX has $8,000 in outstanding indebtedness to El-Op for money borrowed from El-Op.

                                                                   SCHEDULE 3.11

                               REGISTRATION RIGHTS

         The following parties have registration rights with respect to stock of IMETRIX. In connection with the formation of Geometric Imaging, Inc. ("GII") and at the time of the first closing of the proposed private placement by GII, GII will become the owner of 100% of the capital stock of IMETRIX. All holders of stock in IMETRIX and rights to purchase such stock will exchange such rights for equivalent rights in GII.

         1. Genesis Investment Advisors, Ltd. ("Genesis"), and to Ta'agidim Trust Company Limited ("Ta'agidim") have rights to receive 1.8% and 2.2%, respectively, of the capital stock of IMETRIX pursuant to an investment agreement entered into in December 1996. These rights are protected from dilution in certain circumstances in the event of an investment in the company reflecting a company valuation of less than $1.5 million (pre-offering). In an initial public offering, each of these investors is permitted to sell up to 60% of its share holdings, and the company will undertake to increase the number of shares available for sale, provided such increase is acceptable to the underwriters of the offering.

         2. Pursuant to an Agreement between IMETRIX and Almagor dated December 31, 1996, Almagor is entitled to $250,000 in market value of common stock of IMETRIX prior to an initial public offering, and Almagor shall have the same registration rights as the investors in the company. At the time of the first closing of the private placement by GII, Almagor will give up his rights to this stock in exchange for a stock option to purchase 50,000 shares of GII common stock.